INVESTMENT BANKING AGREEMENT



       On this date October 11, 1999 and whereas, Paradigm Medical Industries, Inc. (Paradigm) wishes to retain R.F. Lafferty & Company, Inc. (Lafferty) to act as its investment banker and whereas, R.F. Lafferty & Company, Inc. wishes to represent Paradigm Medical Industries, Inc. as its investment banker;

       Now therefore as compensation for services to be performed by R.F. Lafferty as investment banker for Paradigm Medical Industries, Inc., Paradigm Medical will:

       1) Retain R.F. Lafferty commencing October 15, 1999 for $5,000.00 per month payable monthly in arrears on the 15th of each month for a period of two (2) years and renewable by mutual agreement two (2) months prior to expiration of this term.

       2) Sell 420,000 shares of its registered common shares of shelf stock for sale to Lafferty at $3.00 per share; purchase to be finalized within ten (10) working days from date of this document.

       3)     Grant to Lafferty 100,000 Warrants exercisable at $4.00.

       4) Grant Lafferty an option to purchase an additional 580,000 shares of its registered shelf stock within ninety (90) days of this date at a mutually agreed upon price to be determined one (1) week prior to execution of said transaction.

       5) Pay to Lafferty 9% commission on Gross Proceeds from sale of its shelf stock.

       In turn, Lafferty will:

       1) Purchase 420,000 shares of Paradigm's registered shelf stock for $3.00 per share within ten (10) working days from date of this document.

       2)     Represent  Paradigm  Medical  Industries,  Inc. as its  Investment
              Banker.

       3)     Accept $100,000.00 warrants exercisable at $4.00.

       4) Accept the option to purchase an additional 580,000 shares of Paradigm's registered common shelf stock within ninety (90) days at a mutually agreed upon price to be determined one (1) week prior to purchase.

       5) Receive a commission of 9% from proceeds of the shelf stock purchase.

R.F. Lafferty & Company, Inc.                  Paradigm Medical Industries, Inc.


By: /s/ Henry Hackel                           By: /s/ Thomas F. Motter
Its:   President                               Its:   President